Exhibit 99.1

BIOVEST ANNOUNCES STRATEGY FOR SEEKING EARLY APPROVAL OF

ITS ANTI-CANCER VACCINE FOR NON-HODGKINS LYMPHOMA

Company Anticipates Completing Analysis of Unblinded Data and Releasing Results

by March of 2008

Worcester, MA—(BUSINESS WIRE)—Biovest International, Inc. (OTCBB: BVTI), a majority owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) announced today its regulatory strategy for its Fast Tracked Phase 3 clinical trial of its anti-cancer vaccine for the treatment of Non-Hodgkin’s Lymphoma, BiovaxID. The trial was begun by the National Cancer Institute in 2000. The Company performed a data lock in September 2007 and anticipates having an interim data analysis of unblinded data on the primary endpoint of disease-free survival for BiovaxID completed and publicly disclosed by March of 2008.

In June 2007, the independent Data Monitoring Committee (DMC) for BiovaxID reviewed the available unblinded clinical trial data from the BiovaxID Phase 3 trial. The DMC confirmed that at that time there were no safety concerns. Based on their review of the available data, the DMC recommended implementation of a data lock on the clinical trial data to take effect in September 2007 and requested that an interim analysis of the study’s efficacy endpoints and overall safety profile be performed. Accordingly, the Company has temporarily halted recruitment, randomization, and treatment in the phase 3 trial pending the analysis of the unblinded data. The Company anticipates providing BiovaxID to any patients randomized on an unblinded basis pursuant to a compassionate use exemption.

Subject to the completion of the anticipated analysis of the unblinded trial data, the Company plans to seek accelerated conditional approval for BiovaxID in the United States, Europe and Switzerland. The Company anticipates scheduling meetings with the FDA and EMEA to review its revised strategy for early approval of BiovaxID.

“We are delighted with the DMC’s actions and their analysis of the available safety data,” said Dr. Angelos Stergiou, M.D., Biovest’s Executive Director, Medical Affairs and Clinical Research. “BiovaxID™ is a promising personalized therapeutic vaccine for follicular lymphoma. With the previously-announced Phase 2 efficacy follow-up data of more than 9 years with a survival rate of 95% and the current outstanding safety profile of the Phase 2 and Phase 3 trials, along with our large sample size of over 200 subjects to date, we are encouraged by BiovaxID’s risk-benefit ratio for treatment of follicular Non-Hodgkin’s Lymphoma.”

Dr. Steve Arikian, Biovest’s CEO stated, “We are pleased that we can dedicate our limited capital resources to the important function of analyzing the locked data and cooperating with our DMC and with the FDA and EMEA regarding the potential for accelerated and conditional approval.”

BiovaxID™ is a personalized, patient-specific therapeutic vaccine designed to stimulate the patient’s own immune system to recognize and destroy cancerous B-cells that may remain in the body or may arise after the patient has been treated with chemotherapy. Unlike many other approaches to treating NHL, BiovaxID™ is designed to kill only cancerous B-cells. The Company acquired its rights to BiovaxID from the National Cancer Institute (“NCI”) through a Cooperative Research and Development Agreement. The NCI commenced the Phase 2 Clinical Trial for BiovaxID in 1993 and the pending Phase 3 Clinical Trial was commenced in 2000. BiovaxID™ is a therapeutic, anti-cancer vaccine for the indication of follicular Non-Hodgkin’s lymphoma (NHL). Additionally, we anticipate that BiovaxID could potentially be used to treat other types of B-cell cancers such as Mantle Cell Lymphoma, Chronic Lymphocytic Leukemia and Multiple Myeloma.

About Biovest International, Inc.

Biovest International, Inc., is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ:ABPI ) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID™, which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. For further information, visit the Company Web site at www.biovest.com.

About Accentia Biopharmaceuticals

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program.

Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID(TM) and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about BiovaxID and AutovaxID and any other statements relating to Biovest’s products, product candidates, and product development programs. Such statement may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Biovest’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Biovest’s clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in Biovest’s filings with the Securities and Exchange Commission. All forward looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACT:

Biovest International, Inc., Worcester, Mass.

Steven Arikian, MD

Chairman and Chief Executive Officer

Tel 212 686 4100 ext 8640

sarikian@biovest.com